Exhibit 99.1

News Release
For Release January 18, 2023
9:00 A.M.

Contact:	D. Shawn Jordan, Executive Vice President & Chief Financial Officer or
Robin D. Brown, Executive Vice President & Chief Marketing Officer
(803) 951- 2265

First Community Corporation Announces Fourth Quarter and Year End 2022 Results and Increased Cash Dividend

Lexington, SC – January 18, 2023

Highlights

•	Diluted EPS of $0.53 per common share for the fourth quarter of 2022 and $1.92 per common share for the year of 2022.
•	Net income of $14.613 million for the year of 2022 compared to $15.465 million in 2021.
•	Pre-tax pre-provision earnings of $18.259 million for the year of 2022, compared to $19.982 million for the year of 2021. Total revenue on Paycheck Protection Program (PPP) loans for 2022 was $49 thousand compared to $3.340 million for the year of 2021.
•	Net income of $4.043 million for the fourth quarter of 2022, up 3.2% year-over-year and 2.3% from the linked quarter.
•	Pre-tax pre-provision earnings of $5.184 million for the fourth quarter of 2022, up 5.5% year-over year and 2.7% on a linked quarter. Revenue related to PPP loans was $1 thousand in the fourth quarter of 2022 compared to $254 thousand in the fourth quarter of 2021.
•	Pure (non-CD) deposit growth, including customer cash management accounts, of $58.3 million during the year of 2022, a 4.5% growth rate.
•	Total loan growth of $117.2 million or 13.6% during the year of 2022 and $30.6 million or 3.2% during the fourth quarter of the year, an annualized growth rate of 12.8%.
•	Key credit quality metrics continue to be strong with 2022 net loan recoveries of $361 thousand, non-performing assets of 0.35%, and past due loans of 0.06% at year-end 2022.
•	Investment advisory revenue of $1.033 million for the fourth quarter of 2022 and $4.479 million for the year of 2022, an increase of 12.1% year-over-year. Assets under management (AUM) were $558.8 million at December 31, 2022, up from $529.5 at September 30, 2022.
•	Increased cash dividend of $0.14 per common share, the 84th consecutive quarter of cash dividends paid to common shareholders.
•	Full-service banking office opened in Rock Hill, South Carolina

Today, First Community Corporation (Nasdaq: FCCO), the holding company for First Community Bank, reported net income for the fourth quarter and year end of 2022. Net income for the fourth quarter of 2022 was $4.043 million and diluted earnings per common share were $0.53 compared to $3.919 million and $0.52 in the fourth quarter of 2021 and $3.951 million and $0.52 in the third quarter of 2022, an increase in net income of 3.2% year-over-year and 2.3% on a linked quarter basis. Pre-tax pre-provision earnings (PTPPE) in the fourth quarter of 2022 were $5.184 million compared to fourth quarter of 2021 PTPPE of $4.912 million and third quarter 2022 PTPPE of $5.050 million, an increase of 5.5% year-over-year and 2.7% on a linked quarter. Income related to PPP loans, including interest and deferred fees, was $1 thousand in the fourth quarter of 2022 compared to $254 thousand in the fourth quarter of 2021.

For the year ended December 31, 2022, net income was $14.613 million compared to $15.465 million in 2021. Diluted earnings per common share were $1.92 for 2022 compared to $2.05 in 2021. For the year ended December 31, 2022 PTPPE were $18.259 million compared to $19.982 million for the year ended December 31, 2021. It should be noted that total income related to interest and deferred fees on PPP loans for 2022 was $49 thousand compared to $3.340 million for the year of 2021.

Cash Dividend and Capital

The Board of Directors has approved an increased cash dividend for the fourth quarter of 2022 of $0.14 per common share. This dividend is payable on February 14, 2023 to shareholders of record of the company’s common stock as of January 31, 2023. First Community President and CEO, Mike Crapps commented, “The entire board is pleased that our performance enables the company to increase our cash dividend which has continued uninterrupted for 84 consecutive quarters.”

As previously announced, the company’s Board of Directors has approved a share repurchase plan that provides for the repurchase of up to 375,000 shares of its common stock, which represents approximately 5% of the company’s 7,577,912 shares outstanding on December 31, 2022. Under the repurchase plan, the company may repurchase shares from time to time. No shares have been repurchased under this plan.

Each of the regulatory capital ratios for the bank exceed the well capitalized minimum levels currently required by regulatory statute. At December 31, 2022, the bank’s regulatory capital ratios (Leverage, Tier I Risk Based and Total Risk Based) were 8.63%, 13.45%, and 14.49%, respectively. This compares to the same ratios as of December 31, 2021 of 8.45%, 13.97%, and 15.15%, respectively. As of December 31, 2022, the bank’s Common Equity Tier One ratio was 13.45% compared to 13.97% at December 31, 2021. Further, the company’s Tangible Common Equity to Tangible Assets (TCE) ratio was 6.21% as of December 31, 2022 compared to 6.03% at September 30, 2022 and 8.00% as of December 31, 2021. The TCE ratio, excluding the Accumulated Other Comprehensive Loss (AOCL), increased during the fourth quarter to 8.01% compared to 7.90% as of September 30, 2022 and 7.80% at December 31, 2021.

Tangible Book Value (TBV) per share increased during the quarter from $13.03 per share as of September 30, 2022 to $13.59 per share as of December 31, 2022. Excluding AOCL, TBV per share increased in the quarter from $17.43 per share as of September 30, 2022 to $17.86 per share as of December 31, 2022.

Asset Quality

The company’s asset quality remains strong. The non-performing assets were 0.35% of total assets at December 31, 2022 compared to 0.36% at September 30, 2022. Non-performing assets were $5.8 million at year-end 2022, relatively flat on a linked quarter. The past due ratio for all loans was 0.06% at year-end 2022, compared to 0.04% at September 30, 2022. During the fourth quarter of 2022 the bank experienced net loan recoveries of $13 thousand, with overall net loan recoveries for the year of 2022 of $361 thousand. The ratio of classified loans plus OREO now stands at 4.47% of total bank regulatory risk-based capital as of December 31, 2022 compared to 4.90% on a linked quarter and 6.27% at the end of 2021.

Balance Sheet

Total loans increased during the fourth quarter of 2022 by $30.6 million which is an annualized growth rate of 12.8%. Year-to-date through December 31, 2022, loan growth was $117.2 million which is a 13.6% annual growth rate. Commercial loan production was $51.8 million during the fourth quarter of 2022 and $257.9 million for the year of 2022. First Community Bank President Ted Nissen noted, “New loan production was lower in the fourth quarter of 2022; however, draws on unfunded commercial construction loans were up significantly during the quarter which contributed to the overall growth in loan outstandings. As we move into 2023, we expect some softening of loan demand which will likely be offset somewhat by lower payoffs.”

At December 31, 2022, total deposits were $1.385 billion compared to $1.361 billion at December 31, 2021, an annual growth rate of 1.8%. Pure deposits, which are defined as total deposits less certificates of deposits, increased $44.0 million, during 2022 to $1.281 billion at December 31, 2022 from $1.237 billion at December 31, 2021, a 3.6 % annual growth rate. Securities sold under agreements to repurchase, which are related to customer cash management accounts or business sweep accounts, increased 26.8% during 2022, to $68.7 million at December 31, 2022 from $54.2 million at December 31, 2021. During the fourth quarter of 2022, total deposits decreased to $1.385 billion at December 31, 2022 compared to $1.436 billion at September 30, 2022. Pure deposits were $1.281 billion at December 31, 2022 compared to $1.326 billion at September 30, 2022. Securities sold under agreements to repurchase were $68.7 million at December 31, 2022 compared to $73.7 million at September 30, 2022. Costs of deposits increased on a linked quarter basis to 0.25% in the fourth quarter from 0.09% in the third quarter of 2022. Cost of funds also increased on a linked quarter basis to 0.43% in the fourth quarter of 2022 from 0.14% in the third quarter of the year. Mr. Crapps commented, “A strength of our bank has been our low cost deposit base. During the fourth quarter of 2022, we began to experience pressure on interest rates for interest bearing deposits as a result of the rapidly rising rate environment, although we were able to lag those increases earlier in the year. As expected, total deposits declined during this period of quantitative tightening. Since June 30, 2022, total deposits have decreased by 5.7% ($83.6 million). We have augmented our funding with short term borrowings.”

Revenue

Net Interest Income/Net Interest Margin

Net interest income for the year of 2022 increased 5.9% to $47.9 million compared to $45.3 million for the year of 2021. On a linked quarter basis, net interest income increased to $13.4 million in the fourth quarter of 2022 from $12.8 million in the third quarter of the year, an increase of 4.5%. The net interest margin, on a taxable equivalent basis, was 3.42% for the fourth quarter of 2022 compared to 3.29% in the third quarter of the year.

Non-Interest Income

Total non-interest income was $2.513 million in the fourth quarter of 2022 compared to $2.673 million in the third quarter of the year and $3.626 million in the fourth quarter of 2021. Total non-interest income, for the year of 2022 was $11.569 million, compared to 2021 non-interest income of $13.904 million.

Gain on sale revenues in the mortgage line of business were $290 thousand in the fourth quarter of 2022 unchanged on a linked quarter and down from $1.039 million year-over-year. Total gain-on-sale revenues for the mortgage line of business in 2022 were $1.900 million compared to $4.319 million for the year of 2021. Total mortgage loan production decreased 37.7% in 2022 compared to 2021. Mr. Crapps noted, “The year of 2022 was extremely challenging for the mortgage industry and our mortgage line of business. Production in 2022 has been impacted by rapidly rising rates and low housing inventory and a 53% reduction in refinance activity compared to 2021. As we have previously disclosed, our bank began to market an Adjustable Rate Mortgage (ARM) loan product to provide borrowers with an alternative to fixed rate mortgage loans during the year. As these loans are being held on our balance sheet, the result is additive to loan growth but results in less gain-on-sale fee revenue. We have also increased focus on construction lending where demand has remained more constant.”

Mr. Crapps continued, “Although still strong, revenue in our financial planning and investment advisory line of business and related AUM have been affected by the stock market performance during 2022.” Revenue in the investment advisory line of business was $1.033 million in the fourth quarter of 2022 compared to $1.053 million in the third quarter of 2022 and $1.121 million in the fourth quarter of 2021. Total revenue in 2022 was $4.479 million compared to $3.995 million in 2021, an increase of 12.1% year-over-year. AUM ended 2022 at $558.8 million compared to $529.5 million at September 30, 2022 and $650.9 million at year-end 2021.

Non-Interest Expense

Total non-interest expense was $10.694 million, up $277 thousand over non-interest expense in the third quarter of 2022. Salaries and benefits expense was up $317 thousand on a linked quarter basis, primarily due to increased incentive accruals for greater than target performance and the acquisition of additional mortgage lenders in the third quarter and higher mortgage production in the fourth quarter. There was an increase in marketing and public relations expenses of $126 thousand in the fourth quarter related to more frequent media placements and the development and production of new marketing initiatives. Other real estate expenses were up $194 thousand on a linked quarter basis due to a write down on an OREO property and the accrued real estate taxes for a non-accrual loan. These expense increases were offset by a decrease in Other expense of $311 thousand during the fourth quarter, a more typical level compared to the third quarter which had higher fees related to some legal, professional, recruiting, and consulting expenses.

Other

On October 20, 2022, the company opened a full-service banking office in Rock Hill, South Carolina. Earlier in 2022, the Company entered this market with the launch of a Loan Production Office.

About First Community Corporation

First Community Corporation stock trades on The NASDAQ Capital Market under the symbol “FCCO” and is the holding company for First Community Bank, a local community bank based in the Midlands of South Carolina. First Community Bank is a full-service commercial bank offering deposit and loan products and services, residential mortgage lending and financial planning/investment advisory services for businesses and consumers. First Community serves customers in the Midlands, Aiken, Upstate and Piedmont Regions of South Carolina as well as Augusta, Georgia. For more information, visit www.firstcommunitysc.com.

FORWARD-LOOKING STATEMENTS

This news release and certain statements by our management may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans, goals, projections and expectations, and are thus prospective. Forward looking statements can be identified by words such as “anticipate”, “expects”, “intends”, “believes”, “may”, “likely”, “will”, “plans” or other statements that indicate future periods. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors, include, among others, the following: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected including, but not limited to, due to the negative impacts and disruptions resulting from the outbreak of the novel coronavirus, or COVID-19, on the economies and communities we serve, which has had and may continue to have an adverse impact on our business, operations, and performance, and could continue to have a negative impact on our credit portfolio, share price, borrowers, and on the economy as a whole both domestically and globally; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in legislation, regulation, policies or administrative practices, whether by judicial, governmental, or legislative action, (5) adverse conditions in the stock market, the public debt markets and other capital markets (including changes in interest rate conditions) could continue to have a negative impact on the company; (6) technology and cybersecurity risks, including potential business disruptions, reputational risks, and financial losses, associated with potential attacks on or failures by our computer systems and computer systems of our vendors and other third parties; and (7) risks, uncertainties and other factors disclosed in our most recent Annual Report on Form 10-K filed with the SEC, or in any of our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the SEC since the end of the fiscal year covered by our most recently filed Annual Report on Form 10-K, which are available at the SEC’s Internet site (http://www.sec.gov).

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. We can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

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FIRST COMMUNITY CORPORATION

BALANCE SHEET DATA

(Dollars in thousands, except per share data)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
Total Assets	$1,672,946	$1,651,829	$1,684,824	$1,652,279	$1,584,508
Other Short-term Investments and CD’s1	12,937	17,244	76,918	68,169	47,049
Investment Securities
Investments Held-to-Maturity	228,701	233,301	233,730	—	—
Investments Available-for-Sale	331,862	338,350	337,254	577,820	564,839
Other Investments at Cost	4,191	1,929	1,929	1,879	1,785
Total Investment Securities	564,754	573,580	572,913	579,699	566,624
Loans Held for Sale	1,779	1,758	4,533	12,095	7,120
Loans
Paycheck Protection Program (PPP) Loans	219	238	250	269	1,467
Non-PPP Loans	980,638	949,972	916,082	875,528	862,235
Total Loans	980,857	950,210	916,332	875,797	863,702
Allowance for Loan Losses	11,336	11,315	11,220	11,063	11,179
Goodwill	14,637	14,637	14,637	14,637	14,637
Other Intangibles	761	801	840	879	919
Total Deposits	1,385,382	1,436,256	1,468,975	1,430,748	1,361,291
Securities Sold Under Agreements to Repurchase	68,743	73,659	71,800	68,060	54,216
Federal Funds Purchased	22,000	—	—	—	—
Federal Home Loan Bank Advances	50,000	—	—	—	—
Junior Subordinated Debt	14,964	14,964	14,964	14,964	14,964
Shareholders’ Equity	118,361	114,145	117,592	125,380	140,998

Book Value Per Common Share	$15.62	$15.07	$15.54	$16.59	$18.68
Tangible Book Value Per Common Share	$13.59	$13.03	$13.50	$14.53	$16.62
Tangible Book Value Per Common Share excluding Accumulated Other Comprehensive Income (Loss)	$17.86	$17.43	$17.00	$16.52	$16.18
Equity to Assets	7.08%	6.91%	6.98%	7.59%	8.90%
Tangible Common Equity to Tangible Assets (TCE Ratio)	6.21%	6.03%	6.12%	6.71%	8.00%
TCE Ratio excluding Accumulated Other Comprehensive Income (Loss)	8.01%	7.90%	7.59%	7.56%	7.80%
Loan to Deposit Ratio (Includes Loans Held for Sale)	70.93%	66.28%	62.69%	62.06%	63.97%
Loan to Deposit Ratio (Excludes Loans Held for Sale)	70.80%	66.16%	62.38%	61.21%	63.45%
Allowance for Loan Losses/Loans	1.16%	1.19%	1.22%	1.26%	1.29%

Regulatory Capital Ratios (Bank):
Leverage Ratio	8.63%	8.53%	8.34%	8.43%	8.45%
Tier 1 Capital Ratio	13.45%	13.42%	13.47%	13.89%	13.97%
Total Capital Ratio	14.49%	14.49%	14.57%	15.03%	15.15%
Common Equity Tier 1 Capital Ratio	13.45%	13.42%	13.47%	13.89%	13.97%
Tier 1 Regulatory Capital	$145,578	$142,305	$137,910	$135,555	$132,918
Total Regulatory Capital	$156,914	$153,620	$149,130	$146,618	$144,097
Common Equity Tier 1 Capital	$145,578	$142,305	$137,910	$135,555	$132,918

1 Includes federal funds sold and interest-bearing deposits

FIRST COMMUNITY CORPORATION

BALANCE SHEET DATA

(Dollars in thousands, except per share data)

Average Balances:	Three months ended		Twelve months ended
	December 31,		December 31,
	2022	2021	2022	2021
Average Total Assets	$1,677,109	$1,593,657	$1,652,946	$1,520,358
Average Loans (Includes Loans Held for Sale)	969,015	880,026	920,379	888,973
Average Investment Securities	568,833	532,392	570,552	456,805
Average Short-term Investments and CDs	24,869	78,089	50,450	73,387
Average Earning Assets	1,562,717	1,490,507	1,541,381	1,419,165
Average Deposits	1,416,915	1,363,235	1,417,618	1,292,727
Average Other Borrowings	131,470	77,098	100,722	77,158
Average Shareholders’ Equity	115,480	140,180	121,881	137,866

Asset Quality:	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
Loan Risk Rating by Category (End of Period)
Special Mention	$557	$596	$684	$1,668	$1,626
Substandard	6,082	6,539	6,710	7,849	7,872
Doubtful		—	—	—	—
Pass	974,218	943,075	908,938	866,280	854,204
	$980,857	$950,210	$916,332	$875,797	$863,702
Nonperforming Assets
Non-accrual Loans	$4,895	$4,875	$4,351	$148	$250
Other Real Estate Owned and Repossessed Assets	934	984	984	1,146	1,165
Accruing Loans Past Due 90 Days or More	2	30	—	174	—
Total Nonperforming Assets	$5,831	$5,889	$5,335	$1,468	$1,415
Accruing Trouble Debt Restructurings	$88	$91	$125	$1,393	$1,444

	Three months ended		Twelve months ended
	December 31,		December 31,
	2022	2021	2022	2021
Loans Charged-off	$—	$5	$4	$132
Overdrafts Charged-off	21	10	64	50
Loan Recoveries	(13)	(223)	(365)	(610)
Overdraft Recoveries	(4)	(5)	(12)	(27)
Net Charge-offs (Recoveries)	$4	$(213)	$(309)	$(455)
Net Charge-offs / (Recoveries) to Average Loans[2]	0.00%	(0.10%)	(0.03%)	(0.05%)

2 Annualized

FIRST COMMUNITY CORPORATION

INCOME STATEMENT DATA

(Dollars in thousands, except per share data)

	Three months ended		Three months ended		Three months ended		Three months ended		Twelve months ended
	December 31,		September 30,		June 30,		March 31,		December 31,
	2022	2021	2022	2021	2022	2021	2022	2021	2022	2021
Interest income	$15,057	$11,656	$13,352	$12,982	$11,513	$11,664	$11,195	$11,218	$51,117	$47,520
Interest expense	1,692	492	558	526	462	572	462	651	3,174	2,241
Net interest income	13,365	11,164	12,794	12,456	11,051	11,092	10,733	10,567	47,943	45,279
Provision for (release of) loan losses	25	(59)	18	49	(70)	168	(125)	177	(152)	335
Net interest income after provision	13,340	11,223	12,776	12,407	11,121	10,924	10,858	10,390	48,095	44,944
Non-interest income
Deposit service charges	190	262	243	257	262	212	265	246	960	977
Mortgage banking income	290	1,039	290	1,147	481	1,143	839	990	1,900	4,319
Investment advisory fees and non-deposit commissions	1,033	1,121	1,053	1,040	1,195	957	1,198	877	4,479	3,995
Gain (loss) on sale of other assets	(74)	103	—	13	(45)	—	—	77	(119)	193
Other non-recurring income	(2)	24	—	47	5	—	4	100	7	171
Other	1,076	1,077	1,087	1,060	1,111	1,106	1,068	1,006	4,342	4,249
Total non-interest income	2,513	3,626	2,673	3,564	3,009	3,418	3,374	3,296	11,569	13,904
Non-interest expense
Salaries and employee benefits	6,690	6,188	6,373	6,394	6,175	5,948	6,119	5,964	25,357	24,494
Occupancy	725	740	786	743	786	734	705	730	3,002	2,947
Equipment	351	347	331	336	329	338	332	275	1,343	1,296
Marketing and public relations	289	324	163	140	446	313	361	396	1,259	1,173
FDIC assessment	112	114	121	189	105	146	130	169	468	618
Other real estate expenses	213	(37)	19	58	29	55	47	29	308	105
Amortization of intangibles	40	40	39	52	40	52	39	57	158	201
Other	2,274	2,162	2,585	1,993	2,278	2,292	2,221	1,920	9,358	8,367
Total non-interest expense	10,694	9,878	10,417	9,905	10,188	9,878	9,954	9,540	41,253	39,201
Income before taxes	5,159	4,971	5,032	6,066	3,942	4,464	4,278	4,146	18,411	19,647
Income tax expense	1,116	1,052	1,081	1,318	812	921	789	891	3,798	4,182
Net income	$4,043	$3,919	$3,951	$4,748	$3,130	$3,543	$3,489	$3,255	$14,613	$15,465

Per share data
Net income, basic	$0.54	$0.52	$0.52	$0.63	$0.42	$0.47	$0.46	$0.44	$1.94	$2.06
Net income, diluted	$0.53	$0.52	$0.52	$0.63	$0.41	$0.47	$0.46	$0.43	$1.92	$2.05

Average number of shares outstanding - basic	7,537,227	7,503,835	7,531,104	7,498,832	7,526,284	7,485,625	7,518,375	7,475,522	7,527,496	7,491,053
Average number of shares outstanding - diluted	7,619,524	7,564,909	7,607,909	7,555,998	7,607,349	7,537,179	7,594,840	7,522,568	7,609,487	7,548,840
Shares outstanding period end	7,577,912	7,548,638	7,572,517	7,544,374	7,566,633	7,539,587	7,559,760	7,524,944	7,577,912	7,548,638

Return on average assets	0.96%	0.98%	0.94%	1.22%	0.76%	0.94%	0.87%	0.92%	0.88%	1.02%
Return on average common equity	13.89%	11.09%	13.17%	13.42%	10.82%	10.51%	10.31%	9.74%	11.99%	11.22%
Return on average tangible common equity	16.03%	12.48%	15.14%	15.10%	12.48%	11.89%	11.63%	11.01%	13.73%	12.65%
Net interest margin (non taxable equivalent)	3.39%	2.97%	3.26%	3.43%	2.90%	3.17%	2.87%	3.20%	3.11%	3.19%
Net interest margin (taxable equivalent)	3.42%	3.01%	3.29%	3.47%	2.93%	3.20%	2.91%	3.23%	3.14%	3.23%
Efficiency ratio[1]	66.53%	66.74%	66.78%	61.56%	71.60%	67.50%	69.93%	69.16%	68.60%	66.09%

1 Calculated by dividing non-interest expense by net interest income on tax equivalent basis and non interest income, excluding gain on sale of other assets and other non-recurring noninterest income.

FIRST COMMUNITY CORPORATION

Yields on Average Earning Assets and

Rates on Average Interest-Bearing Liabilities

	Three months ended December 31, 2022			Three months ended December 31, 2021
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	Earned/Paid	Rate	Balance	Earned/Paid	Rate
Assets
Earning assets
Loans
PPP loans	$228	$1	1.74%	$4,882	$254	20.64%
Non-PPP loans	968,787	10,826	4.43%	875,144	9,269	4.20%
Total loans	969,015	10,827	4.43%	880,026	9,523	4.29%
Non-taxable securities	52,561	385	2.91%	54,399	400	2.92%
Taxable securities	516,272	3,599	2.77%	477,993	1,696	1.41%
Int bearing deposits in other banks	24,869	246	3.92%	78,081	37	0.19%
Fed funds sold	—	—	NA	8	—	0.00%
Total earning assets	1,562,717	15,057	3.82%	1,490,507	11,656	3.10%
Cash and due from banks	26,260			26,113
Premises and equipment	31,926			32,932
Goodwill and other intangibles	15,418			15,575
Other assets	52,102			39,639
Allowance for loan losses	(11,314)			(11,109)
Total assets	$1,677,109			$1,593,657

Liabilities
Interest-bearing liabilities
Interest-bearing transaction accounts	$334,724	$135	0.16%	$325,007	$44	0.05%
Money market accounts	304,784	559	0.73%	290,401	112	0.15%
Savings deposits	162,876	37	0.09%	141,745	20	0.06%
Time deposits	135,882	144	0.42%	155,333	194	0.50%
Fed funds purchased	5,674	51	3.57%	—	—	NA
Securities sold under agreements to repurchase	73,310	148	0.80%	62,134	19	0.12%
Other short-term debt	37,522	370	3.91%	—	—	NA
Other long-term debt	14,964	248	6.58%	14,964	103	2.73%
Total interest-bearing liabilities	1,069,736	1,692	0.63%	989,584	492	0.20%
Demand deposits	478,649			450,749
Other liabilities	13,244			13,144
Shareholders’ equity	115,480			140,180
Total liabilities and shareholders’ equity	$1,677,109			$1,593,657

Cost of deposits, including demand deposits			0.25%			0.11%
Cost of funds, including demand deposits			0.43%			0.14%
Net interest spread			3.19%			2.90%
Net interest income/margin - excluding PPP loans		$13,364	3.39%		$10,910	2.91%
Net interest income/margin - including PPP loans		$13,365	3.39%		$11,164	2.97%
Net interest income/margin (tax equivalent) - excl. PPP loans		$13,485	3.42%		$11,047	2.95%
Net interest income/margin (tax equivalent) - incl. PPP loans		$13,486	3.42%		$11,301	3.01%

FIRST COMMUNITY CORPORATION

Yields on Average Earning Assets and

Rates on Average Interest-Bearing Liabilities

	Twelve months ended December 31, 2022			Twelve months ended December 31, 2021
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	Earned/Paid	Rate	Balance	Earned/Paid	Rate
Assets
Earning assets
Loans
PPP loans	$336	$49	14.58%	$36,837	$3,340	9.07%
Non-PPP loans	920,043	39,185	4.26%	852,136	36,331	4.26%
Total loans	920,379	39,234	4.26%	888,973	39,671	4.46%
Non-taxable securities	52,501	1,525	2.90%	54,771	1,564	2.86%
Taxable securities	518,051	9,725	1.88%	402,034	6,155	1.53%
Int bearing deposits in other banks	50,435	633	1.26%	72,823	130	0.18%
Fed funds sold	15	—	0.00%	564	—	0.00%
Total earning assets	1,541,381	51,117	3.32%	1,419,165	47,520	3.35%
Cash and due from banks	27,034			23,668
Premises and equipment	32,274			33,780
Goodwill and other intangibles	15,476			15,649
Other assets	48,031			38,846
Allowance for loan losses	(11,250)			(10,750)
Total assets	$1,652,946			$1,520,358

Liabilities
Interest-bearing liabilities
Interest-bearing transaction accounts	$336,115	$273	0.08%	$303,633	$196	0.06%
Money market accounts	308,473	943	0.31%	273,005	471	0.17%
Savings deposits	157,626	102	0.06%	134,980	78	0.06%
Time deposits	146,112	531	0.36%	158,053	995	0.63%
Fed funds purchased	1,496	53	3.54%	—	—	NA
Securities sold under agreements to repurchase	74,805	227	0.30%	62,194	85	0.14%
Other short-term debt	9,457	370	3.91%	—	—	NA
Other long-term debt	14,964	675	4.51%	14,964	416	2.78%
Total interest-bearing liabilities	1,049,048	3,174	0.30%	946,829	2,241	0.24%
Demand deposits	469,292			423,056
Other liabilities	12,725			12,607
Shareholders’ equity	121,881			137,866
Total liabilities and shareholders’ equity	$1,652,946			$1,520,358

Cost of deposits, including demand deposits			0.13%			0.13%
Cost of funds, including demand deposits			0.21%			0.16%
Net interest spread			3.01%			3.11%
Net interest income/margin - excluding PPP loans		$47,894	3.11%		$41,939	3.03%
Net interest income/margin - including PPP loans		$47,943	3.11%		$45,279	3.19%
Net interest income/margin (tax equivalent) - excl. PPP loans		$48,406	3.14%		$42,436	3.07%
Net interest income/margin (tax equivalent) - incl. PPP loans		$48,455	3.14%		$45,776	3.23%

The tables below provide a reconciliation of non-GAAP measures to GAAP for the periods indicated:

	December 31,	September 30,	June 30,	March 31,	December 31,
Tangible book value per common share	2022	2022	2022	2022	2021
Tangible common equity per common share (non-GAAP)	$13.59	$13.03	$13.50	$14.53	$16.62
Effect to adjust for intangible assets	2.03	2.04	2.04	2.06	2.06
Book value per common share (GAAP)	$15.62	$15.07	$15.54	$16.59	$18.68
Tangible common shareholders’ equity to tangible assets
Tangible common equity to tangible assets (non-GAAP)	6.21%	6.03%	6.12%	6.71%	8.00%
Effect to adjust for intangible assets	0.87%	0.88%	0.86%	0.88%	0.90%
Common equity to assets (GAAP)	7.08%	6.91%	6.98%	7.59%	8.90%

Tangible book value per common share excluding	December 31,	September 30,	June 30,	March 31,	December 31,
accumulated other comprehensive income (loss)	2022	2022	2022	2022	2021
Tangible common equity per common share excluding accumulated other comprehensive income (loss) (non-GAAP)	$17.86	$17.43	$17.00	$16.52	$16.18
Effect to adjust for intangible assets and accumulated other comprehensive income (loss)	(2.24)	(2.36)	(1.46)	0.07	2.50
Book value per common share (GAAP)	$15.62	$15.07	$15.54	$16.59	$18.68
Tangible common shareholders’ equity to tangible assets excluding accumulated other comprehensive income (loss)
Tangible common equity to tangible assets excluding accumulated other comprehensive income (loss) (non-GAAP)	8.01%	7.90%	7.59%	7.56%	7.80%
Effect to adjust for intangible assets and accumulated other comprehensive income (loss)	(0.93)%	(0.99)%	(0.61)%	0.03%	1.10%
Common equity to assets (GAAP)	7.08%	6.91%	6.98%	7.59%	8.90%

Return on average tangible	Three months ended		Three months ended		Three months ended		Three months ended		Twelve months ended
common equity	December 31,		September 30,		June 30,		March 31,		December 31,
	2022	2021	2022	2021	2022	2021	2022	2021	2022	2021
Return on average tangible common equity (non-GAAP)	16.03%	12.48%	15.14%	15.10%	12.48%	11.89%	11.63%	11.01%	13.73%	12.65%
Effect to adjust for intangible assets	(2.14)%	(1.39)%	(1.97)%	(1.68)%	(1.66)%	(1.38)%	(1.32)%	(1.27)%	(1.74)%	(1.43)%
Return on average common equity (GAAP)	13.89%	11.09%	13.17%	13.42%	10.82%	10.51%	10.31%	9.74%	11.99%	11.22%

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,
Pre-tax, pre-provision earnings	2022	2022	2021	2022	2021
Pre-tax, pre-provision earnings (non-GAAP)	$5,184	$5,050	$4,912	$18,259	$19,982
Effect to adjust for pre-tax, pre-provision earnings	(1,141)	(1,099)	(993)	(3,646)	(4,517)
Net Income (GAAP)	$4,043	$3,951	$3,919	$14,613	$15,465

	Three months ended		Twelve months ended
	December 31,		December 31,
Net interest margin excluding PPP Loans	2022	2021	2022	2021
Net interest margin excluding PPP loans (non-GAAP)	3.39%	2.91%	3.11%	3.03%
Effect to adjust for PPP loans	0.00	0.06	0.00	0.16
Net interest margin (GAAP)	3.39%	2.97%	3.11%	3.19%

	Three months ended		Twelve months ended
	December 31,		December 31,
Net interest margin on a tax-equivalent basis excluding PPP Loans	2022	2021	2022	2021
Net interest margin on a tax-equivalent basis excluding PPP loans (non-GAAP)	3.42%	2.95%	3.14%	3.07%
Effect to adjust for PPP loans	0.00	0.06	0.00	0.16
Net interest margin on a tax equivalent basis (GAAP)	3.42%	3.01%	3.14%	3.23%

	December 31,	September 30,	Growth	Annualized Growth
Loans and loan growth	2022	2022	Dollars	Rate
Non-PPP Loans and Related Credit Facilities (non-GAAP)	$980,638	$949,972	$30,666	12.8%
PPP Related Credit Facilities	0	0	0	0%
Non-PPP Loans (non-GAAP)	$980,638	$949,972	$30,666	12.8%
PPP Loans	219	238	(19)	(31.7)%
Total Loans (GAAP)	$980,857	$950,210	$30,647	12.8%

	December 31,	December 31,	Growth	Annualized Growth
Loans and loan growth	2022	2021	Dollars	Rate
Non-PPP Loans and Related Credit Facilities (non-GAAP)	$980,638	$862,235	$118,403	13.7%
PPP Related Credit Facilities	0	0	0	0%
Non-PPP Loans (non-GAAP)	$980,638	$862,235	$118,403	13.7%
PPP Loans	219	1,467	(1,248)	(85.1)%
Total Loans (GAAP)	$980,857	$863,702	$117,155	13.6%

Certain financial information presented above is determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures include “Tangible book value per common share,” “Tangible common shareholders’ equity to tangible assets,” “Tangible book value per common share excluding accumulated other comprehensive income (loss),” “Tangible common shareholders’ equity to tangible assets excluding accumulated other comprehensive income (loss),” “Return on average tangible common equity,” “Pre-tax, pre-provision earnings,” “Net interest margin excluding PPP Loans,” “Net interest margin on a tax-equivalent basis excluding PPP Loans,” “Non-PPP Loans and Related Credit Facilities,” and “Non-PPP Loans.”

•	“Tangible book value per common share” is defined as total equity reduced by recorded intangible assets divided by total common shares outstanding.
•	“Tangible common shareholders’ equity to tangible assets” is defined as total common equity reduced by recorded intangible assets divided by total assets reduced by recorded intangible assets.
•	“Tangible book value per common share excluding accumulated other comprehensive income (loss)” is defined as total equity reduced by recorded intangible assets and accumulated other comprehensive income (loss) divided by total common shares outstanding.
•	“Tangible common shareholders’ equity to tangible assets excluding accumulated other comprehensive income (loss)” is defined as total common equity reduced by recorded intangible assets and accumulated other comprehensive income (loss) divided by total assets reduced by recorded intangible assets and other comprehensive income (loss).
•	“Return on average tangible common equity” is defined as net income on an annualized basis divided by average total equity reduced by average recorded intangible assets.
•	“Pre-tax, pre-provision earnings” is defined as net interest income plus non-interest income, reduced by non-interest expense.
•	“Net interest margin excluding PPP Loans” is defined as annualized net interest income less annualized interest income on PPP Loans divided by average earning assets less the average balance of PPP Loans.
•	“Net interest margin on a tax-equivalent basis excluding PPP Loans” is defined as annualized net interest income on a tax-equivalent basis less annualized interest income on PPP Loans divided by average earning assets less the average balance of PPP Loans.
•	“Non-PPP Loans and Related Credit Facilities” is defined as Total Loans less PPP Related Credit Facilities and PPP Loans.
•	“Non-PPP Loans” is defined as Total Loans less PPP Loans.
•	“Non-PPP Loans and Related Credit Facilities Growth - Dollars” is calculated by taking the difference between two time periods compared for Total Loans less PPP Loans and PPP Related Credit Facilities. “Non-PPP Loans and Related Credit Facilities – Annualized Growth Rate” is calculated by (i) dividing “Non-PPP Loans and Related Credit Facilities Loan Growth - Dollars” by the number of days between the two time periods compared (ii) times the number of days in the year (iii) divided by the prior time period Non-PPP Loans and Related Credit Facilities balance.
•	“Non-PPP Loans Growth - Dollars” is calculated by taking the difference between two time periods compared for Total Loans less PPP Loans. “Non-PPP Loans – Annualized Growth Rate” is calculated by (i) dividing “Non-PPP Loans Loan Growth - Dollars” by the number of days between the two time periods compared (ii) times the number of days in the year (iii) divided by the prior time period Non-PPP Loans balance.

Our management believes that these non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare our operating results from period-to-period in a meaningful manner. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP.